EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT





The Board of Directors and Stockholders
Gartner Group, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-67576, No. 33-85926, No. 33-92486, No. 333-35169 and No. 333-42587) on Form
S-8 of Gartner Group, Inc. of our report dated October 30, 1998, except as to note 18 which is as of November 12, 1998, and the eighth paragraph of note 3 (Interpose Acquisition) which is as of December 10, 1998, relating to the consolidated balance sheets of Gartner Group, Inc. and its subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ended September 30, 1998, which report appears in the 1998 Annual Report on Form 10-K of Gartner Group, Inc. We also consent to incorporation by reference of our report on the related financial statement schedule included elsewhere herein.



                                                           KPMG Peat Marwick LLP

St. Petersburg, Florida
December 23, 1998